UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-CSR

 CERTIFIED SHAREHOLDER REPORT OF REGISTERED MANAGEMENT INVESTMENT COMPANIES

Investment Company Act file number 811-06279

Harris Associates Investment Trust
(Exact name of registrant as specified in charter)

Two North La Salle Street, Suite 500
Chicago, Illinois 60602-3790
(Address of principal executive offices) (Zip Code)

Robert M. Levy                                       Cameron S. Avery
Harris Associates L.P.                              Bell, Boyd & Lloyd LLC
Two North La Salle Street, #500             Three First National Plaza, #3300
Chicago, Illinois 60602                             Chicago, Illinois 60602

(Name and address of agents for service)

Registrant's telephone number, including area code: (312) 621-0600

Date of fiscal year end: 09/30/03

Date of reporting period: 09/30/03

Item 1. Reports to Shareholders.

 [Copy of annual report will be filed here]

 Item 2. Code of Ethics.

 (a) Registrant has adopted a code of ethics that applies to its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer the Code.

 (c) During the period covered by the report, no amendments were made to the provisions of the Code.

 (d) During the period covered by the report, Registrant did not grant any waivers, including implicit waivers, from the provisions of the Code.

 (e) Not applicable.

 (f)(1) A copy of the Code is filed as Exhibit (a)(1) to this Form N-CSR. Copies of the Code will also be made available free of charge upon request, by writing or calling The Oakmark Funds, P.O. Box 8510, Boston, MA 02266-8510, 1-800-OAKMARK, (1-800-625-6275).

Item 3. Audit Committee Financial Expert.

Registrant's board of trustees has determined that each of the following five members of the Registrant's audit committee qualifies as an audit committee financial expert, as such term is defined in Instruction 2(b) to Item 3 of Form N-CSR: Thomas H. Hayden, Christine M. Maki, Allan J. Reich, Marv R. Rotter and Gary N. Wilner, M.D. Each of those members of Registrant's audit committee is independent as such term is defined in paragraph (a)(2) of Item 3 of Form N-CSR.

Item 4. Principal Accountant Fees and Services.

Not applicable.

Item 5. Audit Committee of Listed Registrants.

Not applicable.

Item 6. [Reserved]

Item 7. Disclosure of Proxy Voting Policies and Procedures for Closed-End Management Investment Companies.

Not applicable.

Item 8. [Reserved]

Item 9. Controls and Procedures.

 a) Based on an evaluation of the disclosure controls and procedures (as defined in Rule 30a-3(b) under the Investment Company Act of 1940, the "Disclosure Controls") as of a date within 90 days prior to the filing date (the "Filing Date") of this Form N-CSR (the "Report"), the Disclosure Controls are effectively designed to ensure that information required to be disclosed by the Registrant in the Report is recorded, processed, summarized and reported by the Filing Date, including ensuring that information required to be disclosed in the Report is accumulated and communicated to the Registrant's management, including the Registrant's principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

(b) There were no changes in the Registrant's internal controls over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) that occurred during the Registrant's second fiscal half-year that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting.

Item 10. Exhibits.

(a)		Code of Ethics for Principal Executive Officer and Senior Financial Officers (as referenced in Item 2 above), attached hereto as Exhibit (a).
(b)	(1)

Certifications of Robert M. Levy, Principal Executive Officer, and Kristi L. Rowsell, Principal Financial Officer, pursuant to Rule 30a-2 under the Investment Company Act of 1940 (17 CFR 270.30a-2), attached hereto as Exhibits (b)(1)(i) and (b)(1)(ii)

	(2)

Certification of Robert M. Levy, Principal Executive Officer and Kristi L. Rowsell, Principal Financial Officer, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, attached hereto as Exhibit (b)(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

 Harris Associates Investment Trust

By:	/s/ Robert M. Levy
Robert M. Levy
Principal Executive Officer
Date:	November , 2003

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

By:	/s/ Robert M. Levy
Robert M. Levy
Principal Executive Officer
Date:	November , 2003

By:	/s/ Kristi L. Rowsell
Kristi L. Rowsell
Principal Financial Officer
Date:	November , 2003

Exh. (b)(1)(i)

I, Robert M. Levy, certify that:

1. I have reviewed this report on Form N-CSR of Harris Associates Investment Trust (the Registrant);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the Registrant as of, and for, the periods presented in this report;

4. The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) for the Registrant and have:

a. designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, which has no consolidated subsidiaries, is made known to us by others within the Registrant, particularly during the period in which this report is being prepared;

b. evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

c. disclosed in this report any change in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent second fiscal half-year that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and

5. The Registrant's other certifying officer and I have disclosed to the Registrant's auditors and the audit committee of the Registrant's board of directors:

a. all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize, and report financial information; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal controls.

 Date:                                 , 2003

/s/ Robert M. Levy
Robert M. Levy
Principal Executive Officer

Exh. (b)(1)(ii)

I, Kristi L. Rowsell, certify that:

1. I have reviewed this report on Form N-CSR of Harris Associates Investment Trust (the Registrant);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the Registrant as of, and for, the periods presented in this report;

4. The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) for the Registrant and have:

a. designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, which has no consolidated subsidiaries, is made known to us by others within the Registrant, particularly during the period in which this report is being prepared;

b. evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

c. disclosed in this report any change in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent second fiscal half-year that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and

5. The Registrant's other certifying officer and I have disclosed to the Registrant's auditors and the audit committee of the Registrant's board of directors:

a. all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize, and report financial information; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal controls.

Date: November   , 2003

/s/ Kristi L. Rowsell
Kristi L. Rowsell
Principal Financial Officer

Exh. (b)(2)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

In connection with the attached Report of Harris Associates Investment Trust (the Registrant) on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Registrant does hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

Dated: November    , 2003

/s/ Robert M. Levy
Robert M. Levy
Principal Executive Officer

Dated: November    , 2003

/s/ Kristi L. Rowsell
Kristi L. Rowsell
Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.